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                                                                       EXHIBIT 5

                             MORRISON & FOERSTER LLP

SAN FRANCISCO                   ATTORNEYS AT LAW                NEW YORK
LOS ANGELES                                                     WASHINGTON, D.C.
SACRAMENTO                 1290 AVENUE OF THE AMERICAS          LONDON
ORANGE COUNTY             NEW YORK, NEW YORK 10104-0050         BRUSSELS
PALO ALTO                   TELEPHONE (212) 468-8000            HONG KONG
WALNUT CREEK              TELEFACSIMILE (212) 468-7900          SINGAPORE
DENVER                                                          TOKYO




                                November 22, 1999



EarthWeb Inc.
3 Park Avenue
New York, NY 10016

Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-4 being filed today by EarthWeb Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 87,955 shares of the Company's common stock, par value $0.01 per share (the "Stock").

                  As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of the shares of Stock.

                  We are of the opinion that the shares of Stock to be issued by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

                  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                          Very truly yours,

                                          /s/Morrison & Foerster LLP